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     PRICING SUPPLEMENT NO. 1                                Rule 424(b)(3)
     DATED: December 20, 1995                             File No. 33-63561
     (To Prospectus dated December 18, 1995
     and Prospectus Supplement dated December 18, 1995)


                               $3,650,742,350
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes Book Entry Notes
 $93,000,000                  [x]                 [x]

 Original Issue Date:         Fixed Rate Notes    Certificated Notes
 12/26/95                     [_]                 [_]

 Maturity Date: 01/17/97

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

 Applicable Only to Fixed Rate Notes:
 -----------------------------------

 Interest Rate:

 Applicable Only to Floating Rate Notes:
 --------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Quarterly

 [x]  LIBOR                            Interest Payment Date(s): **

 [_]  Prime Rate                       Interest Payment Period: Quarterly

 [_]  CMT Rate

 Initial Interest Rate: 5.67969%

 Index Maturity:  Three Months

 Spread (plus or minus):  N/A


-------------------------

*   04/17/96, 07/17/96 and 10/17/96.

**  04/17/96, 07/17/96, 10/17/96 and 01/17/97.

The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National
Association of Securities Dealers, Inc.

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